CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of John Hancock Investment Trust III, of our reports dated December 12, 1996 on the financial statements and financial highlights included in the October 31, 1996 Annual Reports to Shareholders of John Hancock Global Fund and John Hancock Global Marketplace Fund.

We consent to the reference to our Firm under the heading "Experts" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the Prospectus for the John Hancock Global Fund and John Hancock Global Marketplace Fund, dated March 1, 1997, and "Independent Auditors" in the Statement of Additional Information for the John Hancock Global Fund and John Hancock Global Marketplace Fund, dated March 1, 1997, which are also incorporated by reference into the Proxy/Prospectus.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP
Boston, Massachusetts
August 8, 1997